Exhibit 99.2

Lantronix, Inc. Announces Appointment Of
Thomas M. Wittenschlaeger to Board of Directors

IRVINE, Calif., September 27, 2007 -- Lantronix, Inc. (Nasdaq: LTRX), a leader in device networking and data center management technologies, today announced the appointment of Thomas M. Wittenschlaeger, Chairman and CEO of Raptor Networks Technology, Inc., as an independent member of its Board of Directors, effective as of September 25, 2007. With Mr. Wittenschlaeger’s election, Lantronix’ Board currently has seven members.

Mr. Wittenschlaeger joined Raptor Networks Technology, Inc., which engages in the design, production and sale of standards-based, proprietary high-speed network (LAN) switching technologies, in 2004. From 2002 to 2004, Mr. Wittenschlaeger was Senior Vice President, Corporate Development and Chief Technology Officer of Personnel Group of America, Inc., later renamed Venturi Partners, Inc., a leading provider of information technology and professional staffing services nationwide. Prior to Personal Group of America, Mr. Wittenschlaeger spent 16 years at General Motors Hughes Electronics in a variety of positions. He is a graduate of the United States Naval Academy and has served on nuclear attack submarines in the Pacific theatre.

HK Desai, Chairman of the Board of Lantronix, stated, “Tom is a seasoned technology executive with over 18 years of specializing in business performance optimization. He is intimately familiar with the challenges of marketing innovative technologies and as such, his depth of experience will help guide Lantronix in leveraging recently-introduced products to further penetrate the M2M market. I am delighted to welcome him to our Board of Directors and look forward to his contributions to Lantronix’ success.”

About Lantronix

Lantronix, Inc. (Nasdaq: LTRX) is a leading innovator in device networking technology. The company specializes in wired and wireless hardware and software solutions which allow virtually any electronic product to be networked-enabled in order to remotely access, monitor and control it over a network or the Internet. The Lantronix Device Network Architecture (DNA) includes Device Enablement solutions which provide a direct network connection to equipment and machines for remote monitoring and control, and Management and Control solutions which extend the ability to remotely manage IT equipment and literally thousands of networked devices, regardless of location, from a central point of access. Lantronix provides customizable technologies and solutions that are used by original equipment manufacturer (OEMs) design engineers to network-enable their products, IT administrators to manage data center and network infrastructure, and systems integrators to provide a complete, remote device management solutions for their customers. With nearly two decades of networking expertise and more than 30,000 customers worldwide, Lantronix solutions are used in every major vertical market including security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center, and pro-AV/signage. The company’s headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com.

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This news release contains forward-looking statements, including statements concerning our ability to leverage recently introduced products to further the M2M market. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements, including but not limited to: quarterly fluctuations in operating results; its ability to identify and profitably develop new products that will be attractive to its target markets, including the M2M market and the timing and success of new product introductions; changing market conditions and competitive landscape; government and industry standards; market acceptance of Lantronix’s products, by its customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see Lantronix’s recent SEC filings, including its Form 10-K for the fiscal year ended June 30, 2006, and its subsequent reports on Form 10-Q and Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Lantronix undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investor contacts:
Lantronix, Inc.
Reagan Sakai, CFO
(949) 453-3990

The Piacente Group (Investor Relations Counsel)
Sanjay M. Hurry
(212) 481-2050
sanjay@tpg-ir.com

Lantronix and XPort are registered trademarks of Lantronix, Inc. All other trademarks are properties of their respective owners.